EXHIBIT 10.1

THIS IS AN IMPORTANT DOCUMENT WHICH SETS OUT THE TERMS AND CONDITIONS OF YOUR FACILITY. PLEASE NOTE THAT ANY BORROWING IS REPAYABLE ON DEMAND. WE RECOMMEND THAT YOU TAKE INDEPENDENT LEGAL ADVICE IF YOU HAVE ANY DOUBTS REGARDING THE TERMS AND CONDITIONS OF THE FACILITY.

Private and Confidential
To:    The Directors of
UGI Europe, Inc
2711 Centerville Road, Suite 400
Wilmington, DE 19808 (USA)

Date:         21 March, 2014

Dear Sirs

TERM LOAN FACILITY

In this term loan facility letter (the “Agreement”) the following key commercial terms shall apply and shall have the meaning given to them in the table below (the “Table of Key Commercial Terms”):-

Wells Fargo Bank, N.A.
Registered Office: One Plantation Place,
30 Fenchurch Street,
London EC3M 3BD.
Registered in England and Wales. Registration Number BR009065.
Authorised and regulated by the Financial Services Authority

Bank:	Wells Fargo Bank, National Association, London Branch
Borrower:	UGI Europe, Inc., a Delaware corporation with registered number 3355322 and with its registered address at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 (USA).
Guarantor:	UGI Corporation, a Pennsylvania corporation with registered number 2069197 and with its registered address at 460 North Gulph Road, King of Prussia, Pennsylvania 19406 (USA)
Facility:	Term loan facility in a principal amount up to the Facility Limit to be made available by the Bank to the Borrower in accordance with the provisions of this Agreement (the “Term Loan Facility”)
Currency:	euros (€)
Facility Limit:	€256,000,000
Purpose:	general corporate purposes, including but not limited to intragroup loans

Availability Period:
The period commencing on the date of satisfaction of the conditions precedent set out in clause 4 (Conditions Precedent) (the “Effective Date”) and ending on the date falling 30 days after the Effective Date

Margin:	1.25% per annum
Interbank Rate:	LIBOR (overnight rate)
Fees:	Arrangement Fee
Repayment Date:	The earlier of (i) the date of written demand by the Bank; (ii) the date on which the Loan is prepaid; or (ii) the Final Repayment Date.
Final Repayment Date:	The date falling 30 days after the date of the Agreement
Repayment Amount:	256,000,000
Guarantee:	US law governed parent company guarantee from the Guarantor in relation to the obligations of the Borrower under this Agreement and the other Finance Documents (if any)
Finance Documents:	The Agreement The Guarantee
Financial Covenants:	Not applicable
Borrower Notice Details:	Address: 460 North Gulph Road, King of Prussia, Pennsylvania 19406 (USA) Facsimile: (610) 992 – 3259 For the attention of: Daniel Platt, Treasurer
Offer Period:	The period starting on the date of this Agreement and ending on the date falling 30 days after the date of this Agreement.

We are pleased to advise you that the Bank is agreeable to making available to the Borrower the Term Loan Facility in a principal amount not exceeding the Facility Limit by way of a single drawing on the following terms and subject to the following conditions:

1.DEFINITIONS

1.1	In this Agreement:-
“Affiliate Bank” means any bank or corporation which is wholly owned by the ultimate holding corporation of the Bank;
“Arrangement Fee” means the arrangement fee (if any) specified in the row labelled “Fees” in the Table of Key Commercial Terms;
“Availability Period” shall have the meaning given thereto in the Table of Key Commercial Terms;
“Bank” shall have the meaning given thereto in the Table of Key Commercial Terms and such expression shall include its successors, transferees and assigns;
"Bank Basis" means a calculation made on the basis of the actual number of days elapsed or, as appropriate, to elapse and a 360 or 365 day year (as is customary in the Relevant Interbank Market for the Currency);
"Borrowed Money" means Indebtedness incurred in respect of (i) money borrowed or raised, (ii) any bond, note, loan stock, debenture, bill of exchange, commercial paper or similar instrument (including share capital carrying a right to a preferential dividend or redeemable at the option of shareholders or the issuer thereof at any time), (iii) acceptance or documentary credit facilities, (iv) rental payments under leases and hire-purchase agreements (excluding any amounts applicable to finance charges) (in all cases whether in respect of land, buildings, machinery, equipment or otherwise) entered into primarily as a method of raising finance or of financing the acquisition of the asset the subject thereof, (v) interest rate swaps, currency swaps, financial options, futures contracts or other similar instruments, (vi) guarantees, bonds, stand-by letters of credit or other instruments issued in connection with the performance of contracts, (vii) obligations under conditional or instalment sale agreements or any other obligation to pay the deferred purchase or construction price of assets or services, except trade accounts arising in the normal course of day-to-day trading, (viii) guarantees or other assurances against financial loss in respect of Indebtedness of any person falling within any of (i) to (vii) above and (viii) all other Indebtedness under any arrangement entered into primarily as a method of raising finance (and not in the normal course of, and as part of, day-to-day trading) and which is not referred to in the foregoing paragraphs of this definition;
“Borrower” shall have the meaning given thereto in the Table of Key Commercial Terms;
"Business Day" means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for domestic and foreign exchange business in London and (if the Currency is euro) any TARGET Day;
“Code” means the US Internal Revenue Code of 1986;
"CTA" means the Corporation Tax Act 2009;
“Currency” shall have the meaning given thereto in the Table of Key Commercial Terms;
"Dangerous Substances" means any radioactive emissions and any natural or artificial substances (whether in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substances) capable of causing harm to man or any other living organism supported by the environment, or damaging the environment or public health or welfare, including any controlled, special, hazardous, toxic, radioactive or dangerous waste;

"Debenture" means, if a debenture is specified in the row labelled “Finance Documents” in the Table of Key Commercial Terms, such debenture in form and substance satisfactory to the Bank dated on or about the date hereof and made by the Borrower in favour of the Bank;
"Environmental Law" means all laws, regulations, codes of practice, circulars, guidance notices and the like binding on the Borrower, (whether of the United Kingdom or elsewhere and including any directive of the European Community which is so binding) concerning the protection of human health or the environment or the conditions of the workplace or the generation, transportation, storage, treatment or disposal of Dangerous Substances;
"Environmental Licences" means any permit, licence, authorisation, consent or other approval required by any Environmental Law;
"EURIBOR" means, if EURIBOR is specified as the applicable Interbank Rate in the Table of Key Commercial Terms:

(a)
the percentage per annum determined by the Banking Federation of the European Union for the relevant period displayed on the appropriate page of the Reuters screen (or if the relevant page is replaced or the service ceases to be available, such other page or service displaying the appropriate rate as the Bank specifies), or

(b)	if no such rate is available the rate (rounded upwards if necessary to 4 decimal places) at which the Bank is offered deposits of euro by leading banks in the European interbank market, in each case at or about 11.00 a.m. (London time) on the Quotation Day for euro and for a period comparable to the relevant Interest Period or other period for which EURIBOR is being calculated and, if that rate is less than zero, EURIBOR shall be deemed to be zero;
"Event of Default" means any one of the events specified in Clause 12 or any event which with the passing of time or the giving of notice or the making of any determination, formation of any opinion or fulfilment of any other condition would constitute such an event;
“Facility Limit” shall have the meaning given thereto in the Table of Key Commercial Terms;
“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)
any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction;
“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA;
“FATCA Exempt Party” means a party to this Agreement that is entitled to receive payments free from any FATCA Deduction;
"Final Repayment Date" shall have the meaning given thereto in the Table of Key Commercial Terms;

"Finance Documents" means this Agreement, the Guarantee, the Debenture (if any), the Overdraft Facility (if any), the Revolving Credit Facility (if any) and any other document specified as a Finance Document in the Table of Key Commercial Terms, any certificates or notices given pursuant to this Agreement and any other document designated as such by the Bank;
“Financial Covenants” means the financial covenants (if any) specified in the Table of Key Commercial Terms (either directly or by reference to a schedule to this Agreement) with which Borrower must comply under this Agreement;
"Group" means the group comprising the Borrower and each of its subsidiary undertakings from time to time and any other person(s) the accounts of which are consolidated with those of the Borrower in accordance with generally accepted accounting principles and bases from time to time as applied, on a consistent basis, to the Borrower and "member of the Group" shall be construed accordingly;
"Guarantee" means the US law governed guaranty dated on or about the date hereof and made by the Guarantor in favour of the Bank as security for the Borrower’s obligations to the Bank and shall include any other guarantee or security given to the Bank by the Guarantor as security for the performance of the Borrower’s obligations to the Bank;
"Guarantor" shall have the meaning given thereto in the Table of Key Commercial Terms;
"Indebtedness" includes any obligation whether as principal or as surety for the payment or repayment of money, whether present or future, actual or contingent;
"Interbank Rate" shall have the meaning given thereto in the Table of Key Commercial Terms;
"Interest Payment Date" in relation to any Interest Period means the last day of such Interest Period;
"Interest Period" means the period ending on the Repayment Date and commencing on the date the drawing of the Term Loan Facility is made;
“ITA” means the Income Tax Act 2007;
"LIBOR" means, if LIBOR is specified as the Interbank Rate in the Table of Key Commercial Terms:

(a)
the British Banker’ Association Interest Settlement Rate for the relevant currency and period displayed on the appropriate page of the Reuters screen (or if the relevant page is replaced or the service ceases to be available, such other page or service displaying the appropriate rate as the Bank specifies), or

(b)	if no such rate is available the rate (rounded upwards if necessary to 4 decimal places) at which the Bank is offered deposits of the relevant currency by leading banks in the London interbank market, in each case at or about 11.00 a.m. (London time) on the Quotation Day for the currency of that Loan and a period comparable to the relevant Interest Period or other period for which LIBOR is being calculated and, if that rate is less than zero, LIBOR shall be deemed to be zero;
"Loan" means the aggregate amount lent to the Borrower in accordance with Clause 3, or, where the context so requires, the principal amount thereof outstanding from time to time;
"Mandatory Costs" means in relation to any Interest Period or other period, the cost to the Bank of complying with all reserve, special deposit, capital adequacy, solvency, liquidity ratios, fees or other requirements of or imposed by the Bank of England, the Prudential Regulation Authority, the Financial Conduct Authority, the European Central Bank or any other governmental or regulatory authority for the time being attributable to the Loan or any unpaid sum (rounded up if necessary to 4 decimal places) as conclusively determined by the Bank;
"Margin" shall have the meaning given thereto in the Table of Key Commercial Terms;
"Notice of Drawing" means the notice substantially in the form set out in Schedule 2 (Notice of Drawing);
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury;
“Overdraft Facility” means, if an overdraft facility is specified in the row labelled “Finance Documents” in the Table of Key Commercial Terms, such overdraft facility in form and substance satisfactory to the Bank dated on or about the date hereof and made between the Borrower and the Bank;
"Permitted Encumbrance" means any Security Interest (or in the case of (c) only, any lien):-

(a)	arising pursuant to the Debenture (if any);

(b)	created or outstanding with the prior written consent of the Bank;

(c)	arising by operation of law (and not as a result of any default or omission on the part of the Borrower) in the ordinary course of business and securing obligations not more than three months overdue;

(d)
arising under any retention of title arrangements (other than "all moneys" retention of title arrangements) entered into in the ordinary course of trading and not entered into primarily for the purpose of securing any Indebtedness; and

(e)
over goods or documents of title to goods arising in the ordinary course of trading in connection with documentary credit transactions where such Security Interest secures only so much of the acquisition cost or selling price (and amounts incidental thereto) of such goods and products which is required to be paid within 180 days after the date upon which the same was first incurred;

“Prepayment Fee” means the Prepayment Fee (if any) specified in the row labelled “Fees” in the Table of Key Commercial Terms;
“Purpose” shall mean the purpose for which the Term Loan Facility is to be used as set out in the Table of Key Commercial Terms;
"Quotation Day" means, in relation to any Interest Period or other period for which an interest rate is to be determined, (if the Currency is sterling) the first day of that period or (if the Currency is euro) two Business Days before the first day of that period;
“Relevant Interbank Market” means, if the Currency is euro, the European interbank market and, if the Currency is sterling, the London interbank market;
"Repayment Date" shall have the meaning given thereto in the Table of Key Commercial Terms;

“Repayment Amount” shall mean the amount to be repaid on each Repayment Date as set out in the Table of Key Commercial Terms (either directly or by reference to a schedule to this Agreement);
“Revolving Credit Facility” means, if a revolving credit facility is specified in the row labelled “Finance Documents” in the Table of Key Commercial Terms, such revolving credit facility in form and substance satisfactory to the Bank dated on or about the date hereof and made between the Borrower and the Bank;
“Sanctioned Country” means a country or territory which is subject to:

(a)
general trade, economic or financial sanctions embargoes imposed, administered or enforced by (i) the US government and administered by OFAC, (ii) the United Nations Security Council, (iii) the European Union or (iv) Her Majesty's Treasury of the United Kingdom; or

(b)
general economic or financial sanctions embargoes imposed by the US government and administered by the US State Department, the US Department of Commerce or the US Department of the Treasury or any agency or bureau thereof;

“Sanctions” means:

(a)
economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the US government and administered by OFAC, (ii) the United Nations Security Council, (iii) the European Union or (iv) Her Majesty's Treasury of the United Kingdom; and

(b)
economic or financial sanctions imposed, administered or enforced from time to time by the US State Department, the US Department of Commerce or the US Department of the Treasury or any agency or bureau thereof;

“Sanctions List” means any of the lists of specifically designated nationals or designated persons or entities (or equivalent) held by (a) the US government and administered by OFAC, the US State Department, the US Department of Commerce or the US Department of the Treasury (b) the United Nations Security Council (c) the European Union or (d) Her Majesty's Treasury of the United Kingdom, each as amended, supplemented or substituted from time to time;
"Security Interest" means any mortgage, charge, pledge, lien, encumbrance, conditional sale or other title retention agreement, trust arrangement, preferential right or other agreement or arrangement the economic or commercial effect of which is similar to security or any other security interest whatsoever, howsoever created or arising;
"subsidiary" and "subsidiary undertaking" shall have the meanings given to them by Sections 1159 and 1162 (respectively) of the Companies Act 2006 (as amended);
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007; and
“TARGET day” means any day on which TARGET2 is open for the settlement of payments in euro;
"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty, fine or interest payable in connection with any failure to pay or any delay in paying any of the same); and

"Term Loan Facility" shall have the meaning given thereto in the row labelled “Facility” in the Table of Key Commercial Terms.

1.2
Headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. Expressions hereinbefore defined shall have the same meanings herein. Unless the context otherwise requires, words denoting the singular number only shall include the plural and vice versa and words denoting persons shall include companies, corporations and partnerships and vice versa.

1.3	Any reference in this Agreement to:-
"accounts" are references to the balance sheet and profit and loss account and cashflow statement of the relevant company together with all relevant notes thereto or reports thereon, whether required by law or regulation or otherwise (and, if applicable, both on a consolidated and an unconsolidated basis);
the "assets" of any person shall include the undertaking, property, revenues and assets (present and future) of whatsoever nature of such person;
a "Clause" or a "Schedule" are, unless otherwise provided, references to clauses of and schedules to this Agreement;
“€” or "euros" is a reference to the single currency of the participating member states;
the “date of this Agreement” is a reference to the date of this letter set out above;
"fees" shall, subject to any contrary indication, be construed so as to include (where applicable) disbursements and any VAT on such fees and/or disbursements required to be charged;
"generally accepted accounting principles and bases" means in relation to a company the generally accepted accounting principles and bases of the jurisdiction in which such company is incorporated;
"month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month save that where any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day provided that, if a period starts on the last day of a calendar month or there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to "months" shall be construed accordingly);
"participating member state" means any member state of the European Union which has the euro as its lawful currency in accordance with the legislation of the European Union relating to Economic and Monetary Union;
a "person" shall be construed as a reference to any person, firm, company, partnership, corporation or unincorporated body of persons or any State or Government or any agency thereof;
"£” or “sterling" is a reference to the lawful currency of the United Kingdom;
"tax" shall be construed so as to include any present or future tax, levy, impost, duty, fee, deduction or withholding or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying out any of the same) and "taxes" and "taxation" shall be construed accordingly;

an amount denominated in “£” (sterling) shall, where appropriate in Clauses 10, 11 and 12, refer to the equivalent of such amount in any other currency; and
a time of day is a reference to London time.

1.4
Any reference in this Agreement to an agreement or document shall be construed as a reference to that agreement or document as the same may have been, or may from time to time be, varied, amended, supplemented, substituted, novated or assigned.

1.5
References in this Agreement to statutes and/or statutory provisions shall be construed as referring to such statutes or statutory provisions as respectively replaced, amended, extended, consolidated or re-enacted from time to time and shall include any order, regulation, instrument or other subordinate legislation made under the relevant statute or statutory provisions.

1.6
Nothing in this Agreement is intended to confer on any person any right to enforce any provision of this Agreement which that person would not have had but for the Contracts (Rights of Third Parties) Act 1999.

2.    PURPOSE
The Borrower undertakes to the Bank that the Term Loan Facility shall be applied solely in and towards the Purpose.
3.    AMOUNT
Subject to the terms and conditions of this Agreement, the Bank agrees to make available to the Borrower the Term Loan Facility in an amount not to exceed the Facility Limit.
4.    CONDITIONS PRECEDENT

4.1	The rights of the Borrower under this Agreement to draw down the Term Loan Facility are conditional upon:-

(a)	the Bank having received, in form and substance satisfactory to it, all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) to this Agreement;

(b)
the Borrower and Guarantor having received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Bank) in connection with the transactions contemplated by this Agreement and the other Finance Documents and all applicable waiting periods shall have expired without any action being taken by any person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on either of the Borrower or the Guarantor or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Bank could reasonably be expected to have such effect;

(c)
no action, proceeding or investigation shall have been instituted, threatened or proposed before any governmental authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Finance Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Bank’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or the other Finance Documents or the consummation of the transactions contemplated hereby or thereby;

(d)
the Borrower and the Guarantor shall have provided to the Bank the documentation and other information requested by the Bank in order to comply with requirements of the PATRIOT Act, applicable “know your customer” and anti-money laundering rules and regulations; and

(e)
all documents, certificates and instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Bank and the Bank shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.

5.    DRAWING THE LOAN

5.1	Subject as provided below and to:-

(a)
the conditions set out in Clause 4 having been fulfilled by no later than 10.00 a.m. on the second Business Day preceding the date on which the drawing of the Term Loan Facility is to be made hereunder (or such later time as the Bank may agree);

(b)	no Event of Default having occurred; and

(c)
the Bank having received the Notice of Drawing by no later than 9.30 a.m. on the second Business Day preceding the proposed date of such drawing (or such later time as the Bank may agree), duly completed and signed by the Borrower and specifying:-

(i)	the date on which the proposed Loan is to be made (which shall be a Business Day); and

(ii)	the amount of the proposed Loan (which shall not exceed the Facility Limit), together with evidence showing that such drawing will be used for its agreed purposes in form and substance satisfactory to the Bank, the Bank shall, upon and subject to the terms and conditions of this Agreement, make available the Loan to the Borrower on the day and in the amount specified in and in accordance with the Notice of Drawing, or if such day is not a Business Day on the next succeeding Business Day provided that no drawing of the Term Loan Facility shall be made available hereunder after the last day of the Availability Period and accordingly the obligations of the Bank to make the Term Loan Facility available shall be cancelled at the end of the Availability Period.
6.    INTEREST
6.1

(a)
The rate of interest applicable to each Interest Period shall be the rate per annum determined by the Bank to be the aggregate of (i) the Margin, (ii) the Interbank Rate and (iii) the Mandatory Costs (if any); and

(b)
Interest on each drawing under the Term Loan Facility at the rate(s) aforesaid shall be calculated for each Interest Period on the Bank Basis, shall accrue from day to day and be paid on each Interest Payment Date.

6.2
If any sum due and payable by the Borrower hereunder is not paid on the due date therefor or if any sum due and payable by the Borrower under any judgment of any court in connection herewith is not paid on the date of such judgment, such unpaid sum shall bear interest until the obligation of the

Borrower to pay any such sum is discharged in full at the rate per annum which is determined by the Bank to be the aggregate of (1) the Margin, (2) the Interbank Rate for such periods as the Bank may reasonably select, (3) the applicable Mandatory Costs (if any) and (4) three per cent (3%) with such interest being compounded at the end of each period selected by the Bank.
7.    ALTERNATIVE INTEREST RATES

7.1	Notwithstanding anything to the contrary herein contained, if prior to the commencement of any Interest Period or other period pursuant to Clause 6.2 the Bank shall have determined that:-

(a)
by reason of circumstances affecting the Relevant Interbank Market adequate and fair means do not exist for ascertaining the Interbank Rate applicable to such Interest Period pursuant to Clause 6.1 or other period pursuant to Clause 6.2; or

(b)
deposits in the currency of such Loan are not or will not be available to the Bank in the Relevant Interbank Market in sufficient amounts in the ordinary course of business to fund any Loan for such Interest Period or other period, then the Bank shall as soon as practicable give written notice of such determination or notice to the Borrower.

7.2
In the case of Clause 7.1 if the Term Loan Facility has not yet been drawn it shall not be so drawn and if the Loan is outstanding the liability of the Bank to maintain the Loan shall cease except, in each case, in accordance with the following provisions of this Clause 7.

7.3
During the period of thirty days from the date of any such notice given pursuant to Clause 7.1 the Bank shall establish (in consultation with the Borrower) an alternative basis (in this Clause  7 referred to as the "Substitute Basis") for funding the Loan (including but without limiting the generality hereof, agreeing a suitable alternative length of Interest Period and agreeing the fixing of an alternative interest rate to be substituted for the rate which would otherwise have been fixed pursuant to Clause 6). The Substitute Basis shall reflect all costs to the Bank of making available and maintaining the Loan and the Margin including the Mandatory Cost and shall be computed in a manner and for a period as similar to those provided in Clause 6.1 as is reasonably possible.

7.4
If the Bank shall agree such Substitute Basis with the Borrower it shall again be open to the Borrower (subject to all the other terms of this Agreement) to request that the Term Loan Facility be drawn or to request that the Bank maintain the Loan, as the case may be, and the Borrower shall, until the circumstances specified above no longer exist, pay interest on the Loan on such Substitute Basis. In default of agreement upon a mutually acceptable Substitute Basis within 30 days of the notice referred to in Clause 7.1 the Bank shall be discharged from any further obligation to make available the Term Loan Facility or to maintain the Loan, as the case may be, and if the Loan shall be outstanding, the Borrower shall repay forthwith to the Bank the Loan together with interest thereon to the date of repayment at a rate equal to the Bank’s cost of funding the same plus the Margin and all other amounts payable to the Bank hereunder.

7.5	The certificates, confirmations and determinations of the Bank as to any of the matters referred to in this Clause 7 shall, save for manifest error, be conclusive and binding on the Borrower.
8.    REPAYMENT

8.1
The Borrower shall repay the Loan in full in one instalment, together with all interest accrued thereon, on the sooner of (i) the Final Repayment Date or; (ii) immediately upon receipt of written demand by the Bank.

9.    PREPAYMENT

9.1
The Borrower may on giving two days’ written notice at any time prepay (upon payment to the Bank of the Prepayment Fee (if any)) and subject to Clause 17.1) the whole (but not part only) of the Loan together with interest thereon accrued to the date of prepayment, such notice specifying the date of the prepayment and accompanied by the Prepayment Fee and evidence satisfactory to the Bank that all authorisations, consents and approvals, if any, necessary for such prepayment have been obtained.

9.2	Any notice of intended prepayment pursuant to this Clause 9 shall be irrevocable and it shall be obligatory for the Borrower to make the prepayment in accordance with such notice.

9.3	The Borrower shall not be entitled to prepay the Loan or any part thereof otherwise than in accordance with the provisions of this Agreement and any amount prepaid may not be reborrowed.
10.    REPRESENTATIONS AND WARRANTIES

10.1	The Borrower represents and warrants to the Bank on each date that any amount remains outstanding, or capable of being drawn down, under any of the Finance Documents as follows:-

(a)
it is a Delaware corporation and it is duly incorporated and validly existing under the laws of the jurisdiction in which it is incorporated and is duly authorised and empowered under the said laws to own its assets and to carry on its business and it has the power to execute, deliver and perform and has taken all necessary corporate action to authorise the execution and delivery of and the performance of its obligations under the Finance Documents to which it is a party and all other documents referred to herein or therein to which it is a party;

(b)
each of the Finance Documents to which it is a party has been duly executed on its behalf and constitutes its legal, valid and binding obligations enforceable in accordance with its terms and the execution and performance of all of such documents will not breach, conflict with or contravene any provisions of any law, statute, rule, regulation, agreement, indenture, undertaking, and articles of incorporation or other constitutional documentation or any other instrument binding upon it or on any of its assets or give cause for acceleration of any of its Indebtedness or result in the existence of or oblige it to create any Security Interest over all or any of its present or future revenues, assets or properties;

(c)
it is not in default under any agreement, instrument, arrangement, obligation or duty to which it is a party or by which it is or may be bound and there is no action, litigation, lawsuit or proceeding taking place or pending or, to the best of the Borrower’s knowledge threatened against or affecting it before any court, judicial, administrative, arbitral or governmental body or agency which in any such case could result in any material adverse change in its financial condition, assets, business or operations taken as a whole;

(d)
all actions, licences, consents, exemptions and registrations (including, without limitation filings with all governmental or any other regulatory body, authority, bureau or agency and any consents or approvals required for the execution of, or the performance by it of its obligations under, the Finance Documents to which it is a party) required for the validity and enforceability of the Finance Documents to which it is a party have been obtained and are in full force and effect and any condition contained therein or otherwise applicable thereto has been fulfilled or complied with;

(e)
all its obligations and liabilities under the Finance Documents to which it is a party constitute its direct, unconditional and general obligations and rank at least pari passu with all its other present and future Indebtedness and liabilities other than in respect of Permitted Encumbrances;

(f)
at the date hereof all the information provided by it, or any of its officers or any person on its/their behalf to the Bank in connection with this Agreement is true and accurate in all material respects and is not aware of any material facts or circumstances that have not been disclosed to the Bank and which, if disclosed, could adversely affect the decision of a person considering whether or not to provide finance to the Borrower on the terms and subject to the conditions of this Agreement;

(g)
its latest management accounts give a true and fair view of its financial condition as at the date to which such accounts are made up and there has been no material adverse change in its financial condition, business or operations since such date;

(h)
no Dangerous Substance has been or is being used, disposed of, generated, stored, transported, dumped, deposited, buried or omitted at, on, from or under any premises (whether or not owned, leased, occupied or controlled by it in circumstances where this might result in a liability on any such person, which, if proven, might in the opinion of the Bank have a material adverse effect on the ability of the Borrower to perform its obligations under the Finance Documents;

(i)	all requisite Environmental Licences have been obtained and all Environmental Licences and other applicable Environmental Laws have at all times been complied with;

(j)	[intentionally left blank]

(k)	there are no Security Interests over or in respect of the whole or any part of its assets other than Permitted Encumbrances, if any;

(l)	it shall not be:

(i)
using nor will use the proceeds of the Term Loan Facility for the purpose of financing or making funds available directly or indirectly to any person or entity which is currently listed on a Sanctions List or currently located in a Sanctioned Country, to the extent such financing or provision of funds would currently be prohibited by Sanctions or would otherwise cause any person to be in breach of Sanctions - including but not limited to OFAC sanctions where such financing or provision of funds is or would be conducted by a person in the United States of America;

(ii)
contributing nor will contribute or otherwise make available the proceeds of the Term Loan Facility to any other person or entity for the purpose of financing the activities of any person or entity which is currently listed on a Sanctions List or currently located (or ordinarily resident) in a Sanctioned Country, to the extent such contribution or provision of proceeds would currently be prohibited by Sanctions or would otherwise cause any person to be in breach of Sanctions - including but not limited to OFAC sanctions where such contribution or provision of proceeds is or would be conducted by a person in the United States of America;

(m)	to Borrower’s knowledge, it (i) has not been and is not targeted under any Sanctions; nor (ii) has it violated nor is violating any applicable Sanctions; and

(n)	no Event of Default has occurred.
11.    COVENANTS AND UNDERTAKINGS

11.1	Positive Covenants
The Borrower covenants and undertakes with the Bank that so long as any amount remains outstanding, or capable of being drawn down or any liability to the Bank subsists, under any of the Finance Documents it shall:-

(a)
if requested, furnish to the Bank as soon as the same become available and in any event within 120 days of the end of each of its financial years a copy of its audited accounts (consolidated if appropriate) prepared in accordance with generally accepted accounting principles and bases consistently applied, audited by a firm of auditors acceptable to the Bank and representing a true and fair view of its financial position at the date of such accounts and the results of its operations for the period ended on such date together with a certificate from the auditors confirming that the Borrower is in compliance with the Financial Covenants (if applicable);

(b)
if requested, furnish to the Bank within 45 days of the end of each financial quarter a copy of the quarterly management accounts for the Borrower representing a true and fair view of its financial position at the date of such accounts and the results of its operations for the quarter ended on such date;

(c)	promptly furnish to the Bank such additional financial or other information as the Bank may from time to time reasonably require;

(d)
comply with all applicable laws (including all Environmental Law) and regulations of all governmental and regulatory authorities relating to or affecting any of its or any of its subsidiary undertakings’ assets and/or business and will obtain and promptly renew from time to time and comply with the terms of all consents, approvals, authorisations, licences (including all Environmental Licences) and/or exemptions which may be necessary to enable it properly to operate their respective business and for the Borrower to carry out its obligations under each of the Finance Documents;

(e)
notify the Bank in writing immediately on becoming aware of any Event of Default with a description of any steps which it is taking or considering taking in order to remedy or mitigate the effect of the Event of Default or otherwise in connection with it;

(f)
notify the Bank promptly, and in any event within 14 days of its becoming aware of the same, in writing of any litigation or proceeding which is commenced, pending or threatened in respect of it or any of its subsidiary undertakings, where the litigation concerned could result in a liability of more than £250,000 on the part of any of the same;

(g)
ensure and procure that at all times it and each of its subsidiary undertakings is able to pay their respective debts as they fall due and that any obligation owed to its or any of its subsidiary undertakings' creditors is met on the due date therefor or within any applicable originally agreed credit period;

(h)
take out and fully maintain insurances for such risks, perils and contingencies and for such amounts and on such terms as are, in each case, normally insured against by prudent persons carrying on the same class (or classes) of business as that carried on by it (including, in any event, cover in respect of loss of profit); and

(i)	[intentionally left blank]

(j)	comply with the Financial Covenants (if any).

11.2	Negative Covenants
The Borrower covenants and undertakes with the Bank that so long as any amount remains outstanding, or capable of being drawn down or any liability to the Bank subsists, under any of the Finance Documents it shall not:-

(a)
without the prior written consent of the Bank, create or attempt to create or permit to subsist any Security Interest of any kind, other than any Permitted Encumbrances, over the whole or any part of its respective undertaking, property, assets or revenues;

(b)
carry out any business other than the business it presently carries out at the date hereof, nor shall it make or permit any change in the scope or nature of its business or cease to carry on its business;

(c)
sell, transfer, assign, lease, charter, lend or otherwise dispose of or part with possession or the ownership of or any interest in any of its property, assets, revenues or undertaking or any part thereof save in the ordinary course of business and shall not enter into or undertake any invoice discounting or factoring arrangements;

(d)	issue any shares, debentures, dividends or other securities without the prior written consent of the Bank;

(e)
without the prior written consent of the Bank, create or attempt to create or permit to subsist any Indebtedness or enter into banking or other credit facility arrangements of whatsoever nature or any interest rate or other exchange or hedging agreement other than with the Bank or otherwise incur any Borrowed Money obligations (other than under the Finance Documents in the case of the Borrower or as have been notified to the Bank and approved by the Bank in writing or otherwise with the approval of the Bank in writing);

(f)	[intentionally left blank]

(g)	[intentionally left blank]

(h)	amend its articles of incorporation or other constitutional documentation in any way or amend its accounting reference date without the prior written consent of the Bank;

(i)
make any loans to, grant credit to, grant indemnities in respect of, or guarantees in support of, or invest in, any third party other than ordinary course of business travel and expense advances or intragroup loans; or

(j)
deal with its book or other debts or accounts receivable (however the same shall be described) otherwise than in the ordinary course of getting in and realising the same, which expression shall not include or extend to the selling or assigning or in any other way factoring or discounting of any such debts or accounts receivable or otherwise.

12.    EVENTS OF DEFAULT

12.1	In the event that:-

(a)
the Borrower or the Guarantor shall fail to pay any sum required to be paid under any Finance Document to which it is a party in the case of principal or interest on the due date therefor or in the case of any other payment within 3 Business Days of the due date therefor; or

(b)
the Borrower or the Guarantor shall default in the due performance or observance of any other covenant, undertaking, condition or provision on its part contained in any Finance Document to which it is a party and such default is not capable of remedy, or if in the opinion of the Bank capable of remedy, shall not have been remedied to the satisfaction of the Bank within 14 days of the earlier of the Bank serving notice on the Borrower or the Guarantor (as appropriate) requiring the same to be remedied and the Borrower or the Guarantor (as appropriate) becoming aware of the same; or

(c)
any representation, warranty or statement made or deemed to be made by the Borrower or the Guarantor in or pursuant to any Finance Document to which it is a party (including in any certificate or notice made or delivered pursuant thereto) and which the Bank considers to be material shall be untrue or incorrect in any material respect when made or repeated or if any event occurs as a result of which any such representation, warranty or statement if repeated at any time hereafter with reference to the facts subsisting at the time of such repetition, would be untrue or incorrect in any material respect; or

(d)
any Indebtedness of the Guarantor with the Bank or an Affiliate Bank shall by reason of breach or default become due and payable or capable of being declared due and payable prior to its stated maturity or due date or if any such Indebtedness is not paid at the maturity thereof or due date therefor (or within any originally stated applicable grace period) or, if payable on demand, is not paid on demand or if any Security Interest in respect of such Indebtedness created by the Guarantor becomes enforceable and steps are taken to enforce the same; or

(e)
any other Borrowed Money exceeding £250,000 in aggregate of the Borrower shall by reason of breach or default become due and payable or capable of being declared due and payable prior to its stated maturity or due date or if any such Borrowed Money is not paid at the maturity thereof or due date therefor (or within any originally stated applicable grace period) or, if payable on demand, is not paid on demand or if the Borrower fails to pay when due any amount payable by it under any present or future guarantee or indemnity in respect of Borrowed Money or if any Security Interest in respect of Borrowed Money created by the Borrower becomes enforceable and steps are taken to enforce the same; or

(f)
the Borrower becomes insolvent or applies for or consents to or suffers the appointment of a liquidator, administrator, receiver, administrative receiver, encumbrancer, trustee in bankruptcy or similar official of the whole or any part of its assets, business, property, revenues or undertaking or a petition is presented with a view to or application made for the appointment of an administrator of the Borrower or the Borrower takes any proceedings under any law, regulation or procedure for adjustment, deferment or rescheduling of its indebtedness or any part thereof or makes or enters into a general assignment or arrangement or composition with or for the benefit of its creditors or a moratorium shall be declared on any of its indebtedness or any creditor of the Borrower exercises a contractual right to take over the financial management of the Borrower or the Borrower is unable to pay its debts as defined in section 123 Insolvency Act 1986 or the Borrower fails generally to pay its debts as and when they fall due or if proceedings are commenced or threatened against the Borrower which, if adversely determined, would result in a liability on the part of any such person in excess of £250,000 or any similar event or occurrence shall take place under the laws of any other jurisdiction applicable to the Borrower; or

(g)
any judgment or order in an amount exceeding £250,000 made against the Borrower is not stayed or complied with within 30 days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, a material part of the undertakings, assets, rights or revenues of any such person and is not discharged within 30 days; or

(h)
an order is made or resolution is passed for the winding-up, liquidation or dissolution of the Borrower or analogous proceedings are taken or the Borrower stops or threatens to stop payments generally or the Borrower ceases or threatens to cease to carry on its business or any part thereof; or

(i)
any event or occurrence which is analogous or similar to the matters referred to in paragraphs (e), (f), (g) or (h) above shall take place under the laws of any jurisdiction in relation the Guarantor; or

(j)
there is any change in ownership of any of the issued ordinary shares of the Borrower which results in any single person or group of persons acting in concert (as defined in the City Code on Takeovers and Mergers) acquiring control (as defined in Section 840 of the Income and Corporation Taxes Act 1988) of the Borrower, as the case may be, without the prior written consent of the Bank; or

(k)
it becomes unlawful or impossible or contrary to the terms of any consent, authority or other permission for the Borrower to perform or to continue to perform any of its obligations under any of the Finance Documents to which it is a party or if any of such documents ceases to be in full force and effect or ceases to constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with its respective terms; or

(l)
any event or series of events (including without limitation any adverse change in the business, assets or financial condition of the Borrower) shall occur giving reasonable grounds in the opinion of the Bank for the belief that the Borrower will not, or will not be able, to perform or comply with any of its obligations expressed to be assumed by it under or in connection with any of the Finance Documents to which it is a party; or

(m)
any governmental authority or any person or entity acting or purporting to act under any governmental authority shall have taken any action in order to condemn, seize or appropriate, or to assume custody or control of the Borrower or of all or any substantial part of the property or assets of the Borrower or shall have taken any action to curtail the authority in the overall conduct of its business or operations of the Borrower; or

(n)
if provided, any accounts of the Borrower delivered pursuant to Clause 11.1(a) are qualified to the effect that they do not or may not give a true and fair view of the financial position of the Borrower; or

(o)	it becomes unlawful or impossible for the Guarantor to perform or to continue to perform any of its obligations under the Finance Documents to which it is a party or the Guarantor shall default in the due performance or observance of any covenant, undertaking or provision on its part contained in the Guarantee or the security constituted by the Guarantee ceases to be continuing or in full force or effect or the Guarantee shall be terminated or the validity or applicability thereof to any sums due or to become due hereunder is disaffirmed by or on behalf of the Guarantor, then in any such case and at any time thereafter while such event is continuing, the Bank may by written notice to the Borrower:-

(1)	declare that the obligations of the Bank to make or, as the case may be, maintain the Loan shall be cancelled, whereupon the same shall be cancelled; and/or

(2)
declare the principal amount of the Loan and all accrued interest in relation to the Loan and any other sums payable under the Finance Documents to be due and payable, whereupon the same shall become immediately due and payable together with accrued interest thereon to the date of actual payment; and/or

(3)	declare that all or any part of the sums referred to in paragraph (2) above shall henceforth be repayable on demand; and/or

(4)	direct enforcement of, or take any other action in relation to, the Debenture (if any) and/or the Guarantee; and/or

(5)	apply the rate of interest referred to in Clause 6.2 to all or any part of the principal amount of the Loan, any accrued interest and any other sums payable under the Finance Documents; and/or

(6)	waive the Event of Default.
13.    FEES AND EXPENSES

13.1	The Borrower will pay to the Bank the Arrangement Fee on the date the Borrower countersigns this Agreement.

13.2
The Borrower shall reimburse the Bank promptly on demand (and without prejudice to such obligations and notwithstanding the other provisions of this Agreement authorises the Bank to deduct the same from any account of the Borrower with the Bank from time to time to the extent that any of the following are outstanding) and on a full indemnity basis, for all fees and all expenses (including but not limited to all legal, travel and other out-of-pocket expenses and all VAT thereon) incurred by the Bank in connection with the preparation, negotiation, completion, execution and, where applicable, registration and filing of the Finance Documents and all documents in connection therewith and shall reimburse the Bank for all expenses (including but not limited to management time and all legal, travel and other out-of-pocket expenses and VAT thereon) incurred in connection with granting any waivers under or agreeing amendments to or variations in any of the same or in protecting any of its rights hereunder or thereunder or in suing for or recovering any sums due to it or in the preservation or enforcement of any of its rights hereunder or thereunder.

13.3
The Borrower shall reimburse the Bank on demand in respect of liability to all stamp, registration and other like duties and taxes (including all VAT), if any, in each case payable in connection with the execution, delivery and performance of the Finance Documents and all other documents in connection therewith whether by the Borrower or the Bank or any other party thereto and whether arising as a result of an election or otherwise or in connection with the enforcement of any of the

Finance Documents and all such other documents and will indemnify the Bank from any and all liabilities with respect to or resulting from any delay or omission to pay such duties or taxes.

13.4
The Borrower shall indemnify the Bank, within ten business days after demand therefor, for the full amount of any taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Finance Document (other than tax on its overall net income or profits) payable or paid by the Bank or required to be withheld or deducted from a payment to the Bank and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Bank, shall be conclusive absent manifest error.

13.5
Upon the occurrence of any Event of Default the Borrower shall reimburse the Bank for any subsequent operating and/or management charges or costs of the Bank relating to the Finance Documents (including the subsequent operation and management of the Term Loan Facility), the matters contemplated thereby and the Loan, as determined by the Bank.

14.    FATCA

14.1	FATCA Information

(a)	Subject to paragraph (c) below, the Borrower shall, within ten Business Days of a reasonable request by the Bank:

(i)	confirm to the Bank whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)
supply to the Bank such forms, documentation and other information relating to its status under FATCA (including its applicable "passthru payment percentage" or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as the Bank reasonably requests for the purposes of the Borrower’s compliance with FATCA.

(b)
If the Borrower confirms to the Bank pursuant to Clause 14.1(a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, the Borrower shall notify the Bank reasonably promptly.

(c)	Paragraph (a) above shall not oblige either the Bank or the Borrower to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)
If the Borrower fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then:

(i)
if the Borrower failed to confirm whether it is (and/or remains) a FATCA Exempt Party then the Borrower shall be treated for the purposes of this Facility Agreement as if it is not a FATCA Exempt Party; and

(ii)
if the Borrower failed to confirm its applicable "passthru payment percentage" then the Borrower shall be treated for the purposes of this Facility Agreement (and payments made thereunder) as if its applicable "passthru payment percentage" is 100%, until (in each case) such time as the Borrower provides the requested confirmation, forms, documentation or other information.

14.2	FATCA Deduction

(a)
Each party to this Agreement may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no party to this Agreement shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each party to this Agreement shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the other party to this Agreement to whom it is making the payment.

15.    CHANGES IN CIRCUMSTANCES

15.1
If after the date of this Agreement by reason of (1) the introduction of or any change in law or in its interpretation, administration or application and/or (2) compliance with any new request, directive or requirement of whatsoever nature, from or requirement of any central bank or other fiscal, monetary or competent authority (whether or not having the force of law):-

(a)
there is any increase in the cost to the Bank of agreeing to make, fund or maintain or of making, funding or maintaining all or any part of the Loan or any unpaid sums due to it under any of the Finance Documents; or

(b)
the Bank suffers a reduction in the amount of any payment received or receivable by it or forgoes any interest or other return on or in relation to the Loan or suffers a reduction in return on capital as a result of having entered into any of the Finance Documents and assumed or performed its obligations thereunder; or

(c)
the Bank becomes liable to make any payment on or calculated by reference to the amount of any sum received or receivable by it or owed to it under any of the Finance Documents (other than tax on its overall net income or profits),

(each an “Increased Cost”) then the Borrower shall from time to time promptly on demand pay to the Bank amounts sufficient to indemnify the Bank against, as the case may be, any such cost, reduction, forgoing or liability provided always and it is hereby agreed that:-

(i)	the Bank shall promptly notify the Borrower of the happening of such event;

(ii)
the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in law”, regardless of the date enacted, adopted or issued; and

(ii)
at any time after receipt of notice under paragraph (i) and so long as the circumstances giving rise to such cost, reduction, forgoing or liability continue, the Borrower may on giving the Bank not less than five Business Days’ irrevocable notice, cancel the Bank’s obligation to make or, as the case may be, to maintain the Loan and repay the whole (but not part only) of the Loan together with all interest and other sums payable by the Borrower to the Bank pursuant to any of the Finance Documents.

15.2	Clause 15.1 does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction as defined in Clause 16.2;

(b)	compensated for by Clause 16.2;

(c)	attributable to the wilful breach by the Bank of any law or regulation;

(d)
attributable to the implementation or application of or compliance with the     "International Convergence of Capital Measurement and Capital Standards, a revised framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding Basel III) (“Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, the Bank or any Affiliate Bank); or

(e)    attributable to a FATCA Deduction required to be made by a party to this     Agreement.
Where:
"Basel III" means:

(i)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more     resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)
the rules for global systemically important banks contained in "Global systemically Important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".

15.3
In the event that by reason of any change in applicable law, regulation or regulatory requirement or in the interpretation or application thereof after the date hereof the Bank shall be of the opinion that it is or has become unlawful, illegal or otherwise prohibited for the Bank to make or maintain or give effect to all or any of its obligations as contemplated by any of the Finance Documents, the Bank shall give notice to the Borrower to that effect and thereupon, the liability of the Bank to make or, as the case may be, to maintain the Loan shall cease and the Borrower shall repay to the Bank on or before the latest day (being, if possible, the last day of any Interest Period) permitted by such law, regulation or regulatory requirement the whole of the Loan, together with all interest and other sums outstanding and/or payable by the Borrower to the Bank pursuant to any of the Finance Documents.

16.    PAYMENTS

16.1
For the purposes of this Agreement, any payment to be made by the Borrower hereunder shall be made in the Currency in cleared immediately available funds not later than 11.00 a.m. (local time in the country in which such payment is to be made) on the due date to the account of the Bank at Wells Fargo Bank, National Association, London Branch (or to any other account at such bank and place which the Bank may from time to time specify).

16.2
All sums received by the Bank under any of the Finance Documents, whether in respect of principal, interest, fees, costs or otherwise, shall be received in full without any set-off or counter-claim by the Borrower free and clear of and without any deduction or withholding for or on account of any present or future income or other taxes, levies, imposts, duties, charges or withholdings for and on account of Tax (other than a FATCA Deduction) (“Tax Deduction”). In the event that any Tax Deduction from any payment for the account of the Bank under any of the Finance Documents shall be required or in the event that any payment on or in relation to any amount received by the Bank on account of tax or otherwise shall be required to be made, in each case under any present or future law, directive, regulation or practice, then the Borrower shall immediately notify the Bank upon becoming aware of the requirement to make the Tax Deduction and shall forthwith pay to the Bank such additional amounts as will result (after the making of such Tax Deduction) in the receipt and retention by the Bank of the same amount which would otherwise have been received and retained by it pursuant to such Finance Document had no such Tax Deduction been made.

16.3
A payment shall not be increased under Clause 16.2 by reason of a Tax Deduction from a payment under this Agreement, on account of Tax imposed by the United Kingdom if on the date on which the payment falls due the payment could have been made to the Bank without a Tax Deduction if the Bank had been a Qualifying Lender, but on that date that Bank is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became the Bank under this Agreement in (or in the interpretation, administration, or application of) any law or treaty, or any published practice or published concession of any relevant taxing authority.

Where:

“Qualifying Lender” means a lender:

(i)
which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(ii)
in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance.

16.4
If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

16.5
Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower making that Tax Deduction shall deliver to the Bank a statement under section 975 of the ITA or other evidence reasonably satisfactory to the Bank that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

16.6
If any sum becomes due for payment pursuant to any Finance Document on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and the amount of any interest or other fee shall, if not already taken into account, be adjusted accordingly.

16.7
In the case of a partial payment under any Finance Document, the Bank may appropriate such amount in satisfaction of the obligations of the Borrower in such order as it shall in its absolute discretion think fit and any such appropriation shall override any appropriation made by the Borrower or the Guarantor.

16.8
If the Borrower pays any increased amount under Clause 16.2 and the Bank actually receives or is granted a credit against or remission for any income or corporation tax payable by it, the Bank shall, to the extent that it can do so without prejudice to the retention of the full amount of such credit or remission, reimburse to the Borrower such amount of such credit or remission as the Bank shall in its sole opinion have concluded to be applicable to such deduction or withholding.  Nothing herein contained shall affect the right of the Bank to arrange its tax affairs as it thinks fit and in particular, the Bank shall be under no obligation to claim relief from any tax on its corporate profits or similar tax liability in respect of the imposition of such tax and, if the Bank does claim any such relief, it shall be under no obligation to claim the same in priority to any other claims, reliefs, credits or deductions available to it and shall not in any event be obliged to disclose any matter relating to its tax affairs or computations to any person.

16.9
If the Borrower is or becomes bound to pay any increased amount under Clause 16.2 then, so long as such obligation continues, it shall be entitled at any time on giving to the Bank not less than five Business Days’ irrevocable notice to prepay the whole (but not part only) of the Loan together with all accrued interest and other amounts payable by the Borrower to the Bank pursuant to any of the Finance Documents.

17.    INDEMNITIES

17.1
The Borrower shall on demand by the Bank indemnify the Bank for all amounts as the Bank may certify to be necessary to compensate it for all costs, expenses, liabilities and losses sustained or incurred by it as a result of (1) any default in payment by the Borrower of any sum under any of the Finance Documents when due, (2) any failure (by reason of any breach or default of the Borrower) to borrow in accordance with Clause 5, (3) the happening of any Event of Default and/or (4) any repayment or prepayment of the Loan or any part thereof otherwise than in accordance with Clause 8.1 (including in each case but not limited to any losses or expenses sustained or incurred in liquidating or re-deploying deposits from third parties acquired to effect or maintain any amounts paid or carried by the Bank, loss of interest and/or loss of Margin). The certificate of the Bank as to the aforesaid amounts shall, save for any manifest error, be conclusive.

17.2
Any payment or payments made to the Bank in a currency (the currency in which the relevant payment is being made is hereinafter referred to as the "Relevant Currency") other than the currency in which it is expressed to be due hereunder (the "Due Currency") shall only constitute a discharge to the Borrower to the extent of the Due Currency amount which the Bank is able, on the date or dates of receipt by the Bank of such payment or payments in the Relevant Currency (or, in the case of any such date which is not a Business Day, on the next succeeding Business Day) to purchase with the amounts so received by the Bank on such date or dates. If the amount of Due Currency which the Bank is so able to purchase falls short of the Due Currency amount originally due to the Bank under this Agreement the Borrower shall immediately reimburse the Bank in the Due Currency any such shortfall and shall indemnify the Bank against any direct loss or damage arising as a result of a failure to make such reimbursement. This indemnity shall constitute a separate and independent obligation from the other obligations contained in this Agreement.

17.3
The Borrower shall on demand by the Bank indemnify the Bank and any receiver or other similar official appointed by the Bank and their respective officers, employees, agents and delegates (together the "Indemnified Parties") against any cost or expense suffered or incurred by them or any of them which:

(a)	arises by virtue of any actual or alleged breach of any Environmental Law (whether by the Borrower, an Indemnified Party or any other person);

(b)	would not have arisen if this Agreement or the other Finance Documents had not been executed; and

(c)	was not caused by the gross negligence or wilful misconduct of the relevant Indemnified Party.

17.4
To the fullest extent permitted by applicable law, the Borrower and the Guarantor shall not assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Finance Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any loan or the use of the proceeds thereof. No Indemnified Party referred to in clause shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Finance Documents or the transactions contemplated hereby or thereby.

18.    SET-OFF
The Borrower hereby authorises the Bank to apply any credit balance (whether matured or unmatured) to which it is entitled on any of its accounts with the Bank in or towards satisfaction of any sum due to the Bank by the Borrower under any of the Finance Documents. For this purpose, the Bank is hereby authorised in the name of the Borrower to do all acts (including breaking time deposits and purchasing one currency with another) and to sign all documents as may be required to effect such application. The Bank shall not be obliged to exercise any right conferred or acknowledged by this Clause 18 and nothing expressed or implied in any of the Finance Documents shall in any way affect any rights which the Bank may have under applicable law.
19.    ACCOUNTS AND CERTIFICATES

19.1
The Bank shall open and maintain on its books in accordance with its normal practice a loan account evidencing the amounts from time to time advanced by and owing to it hereunder which loan account shall be prima facie evidence of such amounts.

19.2
Each certificate issued and determination made by the Bank under this Agreement of a rate of interest, calculation of fees, costs, expenses, liabilities, losses or otherwise shall, in the absence of manifest error, be conclusive.

20.    WAIVERS
No delay or omission of the Bank in exercising any right, power or privilege under any of the Finance Documents shall operate to impair such right, power or privilege or be construed as a waiver thereof and any single or partial exercise of any such right, power or privilege shall not preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided under any of the Finance Documents are cumulative and not exclusive of any rights or remedies provided by law.
21.    ASSIGNMENT

21.1	This Agreement shall be binding upon and inure for the benefit of the Borrower, the Bank and their respective successors.

21.2	The Borrower shall not assign or transfer any of its rights and/or obligations under any of the Finance Documents.

21.3
The Bank at any time may transfer all or any part of its rights, benefits and obligations under the Finance Documents by assigning to any one or more other banks (each of which is hereinafter in this Clause 21 called an "Assignee Bank") all or any part of the Bank’s rights and benefits thereunder provided that (1) the Bank shall, provided no Event of Default has occurred and is continuing, consult with the Borrower prior to any such transfer, (2) such Assignee Bank shall agree to perform that percentage of the Bank’s obligations hereunder as corresponds to that percentage of the Bank’s rights and benefits so assigned to the Assignee Bank and (3) such Assignee Bank shall, by delivery of such undertaking or agreement as the Bank may approve, have become bound by the terms of the Finance Documents, and in such circumstances the Bank may, if it so determines, act as agent for itself and the Assignee Bank for the purposes of the Finance Documents subject to receipt of appropriate indemnities and the Assignee Bank and the Borrower entering into such appropriate documentation with the Bank as the Bank may require. Notice of any such transfer shall promptly be given to the Borrower and the Borrower shall execute such documents as the Bank shall require in order to give effect to any such transfer. For this purpose and for the purpose of entering into any contractual arrangements with any person in relation to the Loan or any matters contemplated by this Agreement the Bank may disclose to a potential Assignee Bank or any such person such information about the Borrower and its assets and condition as the Borrower shall have made available to the Bank hereunder or as shall be known to the Bank otherwise howsoever.

21.4
If the Bank transfers its right, benefits and obligations under the Finance Documents as provided in Clause 21.3, all references in the Finance Documents to the Bank shall thereafter be construed as references to the Bank and its Assignee Bank(s) to the extent of their respective participations, if any, and the Borrower shall thereafter look only to the Assignee Bank(s) (to the exclusion of the Bank) in respect of that proportion of the Bank’s obligations hereunder as corresponds to such Assignee Bank’s respective participation therein and accordingly such Bank’s maximum liability hereunder shall be appropriately reduced and the Assignee Bank shall proportionately assume a maximum liability equivalent to such reduction in such Bank’s maximum liability.

22.    NOTICES

22.1
Save as otherwise provided herein, each notice, request, demand or other communication to be given or made under this Agreement shall be given in writing delivered personally or by letter by first class mail, or facsimile to the address or facsimile number of the addressee set out below:-

(a)
in the case of the Bank, if by facsimile to it at 0207 929 4645 and if delivered personally or by letter to it at London Branch, 1 Plantation Place, 30 Fenchurch Street, London EC3M 3BD, in each case marked for the attention of Loan Administration, London and with a copy sent by e-mail to loanadmin.london@wellsfargo.com;

(b)	in the case of the Borrower, to the address or facsimile number set out in the row labelled “Borrower Notice Details” in the Table of Key Commercial Terms,
or at any other numbers or addresses or marked for the attention of such other person as the parties hereto may from time to time notify to each other.

22.2	Any notice, request, demand or other communication to be given or made under this Agreement shall be deemed to have been delivered, in the case of any notice, request, demand or other communication given or made by personal delivery or facsimile, on delivery to the correct address or on despatch to the correct facsimile number unless delivered or despatched outside normal business hours when it shall be deemed to be delivered or despatched on the next Business Day and, in the case of any notice, request, demand or other communication given or made by letter, two Business Days after being posted by first class mail, provided that the Notice of Drawing and any notice given to the Bank pursuant to Clause 6.2 shall only be effective when received by the Bank.
23.    PARTIAL INVALIDITY
In the case that one or more of the provisions contained in this Agreement should prove to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.
24.    APPLICABLE LAW

24.1	The law of England and Wales is the law applicable to this Agreement and any non-contractual obligations arising out of or in connection with this Agreement.

24.2
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

24.3	The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

24.4
Without prejudice to any other mode of service allowed under any relevant law, the Borrower irrevocably appoints DLA Piper UK LLP, 1 London Wall, London EC2Y 5EA as its agent for service of process to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in England. Service on the agent will only be deemed good service if it is served with reference "UGI Wells Fargo facility March 2014" for the attention of Nick Marsh (and with a copy to Sarah Day). If for any reason the agent named above (or its successor) no longer serves as agent of the Borrower for this purpose, the Borrower shall promptly appoint a successor agent in England and notify the Bank of the same. The Borrower agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in England and that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned.

Please confirm your agreement to and acceptance of the terms and conditions set out above by signing the acceptance on the enclosed duplicate of this Agreement and returning it to the Bank together with the documents referred to in Clause 4 above by the end of the Offer Period. The offer of the Term Loan Facility shall lapse and shall be deemed to have been withdrawn if the offer is not so accepted within the Offer Period.

Yours faithfully,

...........................................................................
For and on behalf of the Bank
WELLS FARGO BANK, NATIONAL ASSOCIATION, LONDON BRANCH

Accepted and Agreed

For and on behalf of the Borrower
UGI Europe, Inc

(Print name and Title)

SCHEDULE 1
Conditions Precedent
1.    Constitutional Documents

(a)
A certificate signed by an authorised officer of the Borrower certifying as to the incumbency and genuineness of the signature of each officer of the Borrower executing Finance Documents to which it is a party and including specimen signatures of each and stating, inter alia, that the signing and/or execution of the Finance Documents to which it is a party and the exercise of its rights and the performance of its obligations thereunder is within its corporate powers and will not cause any limitation on its borrowing or other powers or on the right of its directors to exercise any such powers (whether contained in its constitutional documentation or in any agreement or instrument or imposed by statute or regulation or otherwise) to be exceeded (in the form attached hereto as Annex 1 or such other form approved by the Bank):-

(i)
attaching a copy, certified to be true, of its constitutional documents, certified as of a recent date by the appropriate governmental authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, and its bylaws currently in effect (Schedule 1 of Annex 1);

(ii)
attaching certificates as of a recent date of the good standing of the Borrower under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, and, to the extent requested by the Bank, each other jurisdiction where the Borrower is qualified to do business and, to the extent available, a certificate of the relevant taxing authorities of such jurisdictions certifying that the Borrower has filed required tax returns and owes no delinquent taxes; and

(iii)
attaching a copy, certified as aforesaid, of resolutions at a meeting of the board of directors of the Borrower or via written consent of the directors of the Borrower (in substantially the form attached at Annex 2 or such other form approved by the Bank) and valid resolutions adopted by the directors approving the Finance Documents to which it is a party and all the other documents relating thereto and authorising a person or persons to sign and deliver (or execute as a deed, if appropriate) the Finance Documents to which it is a party and to sign and deliver or despatch all other such documents, notices or communications to be given by it pursuant to or in connection with such Finance Documents.

(b)
A certificate of incumbency of the Guarantor including a list of names and specimen signatures of each of the persons authorised to act on behalf of the Guarantor in transactions with the Bank (in the form attached hereto as Annex 3 or such other form approved by the Bank):-

(i)
attaching a copy, certified to be true, of the constitutional documents of the Guarantor, certified as of a recent date by the appropriate governmental authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, and its bylaws currently in effect;

(ii)
attaching certificates as of a recent date of the good standing of the Guarantor under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, and, to the extent requested by the Bank, each other jurisdiction where the Guarantor is qualified to do business and, to the extent available, a certificate of the relevant taxing authorities of such jurisdictions certifying that the Guarantor has filed required tax returns and owes no delinquent taxes; and

(iii)	attaching a copy, certified as aforesaid, of resolutions adopted by the board of directors or executive committee thereof of the Guarantor (in substantially the form attached at

Annex 4 or such other form approved by the Bank) and valid resolutions adopted approving the execution, delivery and performance of the Guarantee.

2.	Finance Documents

(a)	The enclosed copy of the Agreement with the endorsement thereon duly signed on behalf of the Borrower.

(b)	The parent company guarantee in favour of the Bank (the “Guarantee”), duly executed by the parties thereto.

(c)	Each other Finance Document duly executed by the parties thereto, including (as appropriate) the Debenture (if any), the Overdraft Facility (if any) and the Revolving Credit Facility (if any).

3.	Other Documents and Evidence

(a)	If required, any other relevant forms required for the operation of any accounts of the Borrower with the Bank.

(b)
If requested by the Bank, details of all banking and credit facilities and any similar arrangements provided to the Borrower by any bank or other financial institution and the terms of and the basis for continuation of such facilities and arrangements to the extent that they are to be maintained following the initial utilisation of the Term Loan Facility.

(c)	Receipt of any Arrangement Fee payable pursuant to Clause 13.1.

(d)	Such other documents and information as the Bank may reasonably request prior to the date of the Agreement.

SCHEDULE 2
Notice of Drawdown

[On the headed notepaper of the Borrower]

To:    Wells Fargo Bank, National Association,
London Branch
1 Plantation Place
London EC3M 3BD

Dear Sirs,

1.
We refer to the term loan facility agreement (as from time to time amended, varied, novated or supplemented) (the "Agreement") dated 21 March 2014 and made between UGI Europe, Inc as Borrower and Wells Fargo Bank, National Association, London Branch as Bank. Terms used herein shall have the meanings ascribed to them in the Agreement unless the context otherwise requires.

2.
We hereby give you notice that, pursuant to the Agreement and on 25 March 2014, we wish to borrow €256,000,000 (two hundred and fifty-six million Euros) upon the terms and subject to the conditions contained therein.

3.	We hereby certify that the Loan is to be used for the purposes set out in Clause 2 of the Agreement.

4.	The amount referred to in paragraph 2 should be credited to the account of [specify account(s) into which such amount is to be transferred] for value on 25 March 2014.

5.	We confirm that, at the date hereof, the representations and warranties set out in Clause 10 of the Agreement are true and no Event of Default has occurred.

Yours faithfully,

......................................
for and on behalf of the Borrower
UGI Europe, Inc

Annex 1
Form of Borrower Officer’s Certificate

OFFICER’S CERTIFICATE

To:	Wells Fargo Bank, National Association, London Branch (the “Bank”)
Date:    [Date]
This Certificate is delivered as a condition precedent to the term loan facility letter (the “Agreement”) dated on or about the date hereof between the Bank and UGI Europe, Inc (the “Borrower”).
Words and expressions defined in the Agreement have the same meaning in this Certificate.
The officer whose name is printed in the signature page below (the “Authorised Signatory”) hereby certifies at the date shown at the start of this Certificate without incurring personal liability that:

1.	Authorisation
he or she is duly authorised to give this Certificate on behalf of the Borrower;

1.	Constitutional Documents
the copies of the Borrower’s constitutional documents (which shall include its certificate of incorporation, any certificates of incorporation on change of name, its memorandum (if any), articles of association and any resolutions forming part of its constitution) attached to this Certificate at Appendix 1 (Constitutional Documents) are true, complete and up-to-date copies of those documents that remain in full force and effect as at the date of this Certificate;

2.	Resolutions
the copies of the resolutions of the board of directors (the “Resolutions”) attached to this Certificate at Appendix 2 (Resolutions) are true, complete and up-to-date copies of those resolutions passed in accordance with the Borrower’s constitutional documents and the laws of the Borrower’s jurisdiction of incorporation, and those resolutions remain in full force and effect as at the date of this Certificate and have not been amended or superseded;

3.	Specimen Signatures
each signature set out below is the specimen signature of the person named next to that signature, who is duly authorised to execute and deliver the Finance Documents to which it is a party and to execute, deliver or despatch all notices, certificates, communications or documents to be given by the Borrower pursuant to or in connection with such Finance Documents (including, for the avoidance of doubt, the Bank’s commercial account agreement (if any)):

Name	Position	Specimen Signature

4.	Constitutional Powers

the borrowing in full or giving of security (if any) by the Borrower pursuant to the Finance Documents will not cause any borrowing, security, guarantee or similar limit binding on the Borrower to be exceeded.

If the Bank does not receive this Certificate with all relevant documents relating to the Borrower scheduled to it, the Authorised Signatory consents to the Bank inserting into this Certificate copies of any missing documents that are supplied to the Bank by the Borrower or by persons purporting to act on its behalf for inclusion in this Certificate and agrees that the representations above are to be construed as if all subsequent attachments were included in the Certificate on the date set out above.

Print Name:	……………………………………..

Position:	……………………….

Signature:	……………………………………..

Appendix 1
Constitutional Documents

Appendix 2
Resolutions

Annex 2
Form of Borrower Board Resolution

Annex 3

Form of Certificate of Incumbency

CERTIFICATE OF INCUMBENCY

To:    WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”)

The undersigned, _________________________________________, Secretary of ___________________________________________, a corporation created and existing under the laws of _________________, hereby certifies to Bank that: (a) each of the following named persons are duly elected officers of this corporation and presently hold the titles specified below; (b) said officers are authorized to act on behalf of this corporation in transactions with Bank; and (c) the signature opposite each officer's name is his or her true signature:

Title    Name    Signature

______________________    ______________________    ______________________

______________________    ______________________    ______________________

______________________    ______________________    ______________________

______________________    ______________________    ______________________

______________________    ______________________    ______________________

The undersigned further certifies that if any of the above-named officers change, or if, at any time, any of said officers are no longer authorized to act on behalf of this corporation in transactions with Bank, this corporation shall immediately provide to Bank a new Certificate of Incumbency. Bank is hereby authorized to rely on this Certificate of Incumbency until a new Certificate of Incumbency certified by the Secretary of this corporation is received by Bank.

IN WITNESS WHEREOF, I have hereunto set my hand, and if required by Bank affixed the corporate seal of said corporation, as of _______________.

___________________________________
Secretary

Annex 4

Form of Guarantor Resolution